UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

AMENDMENT NO. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA SOAR INFORMATION TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	7372	47-1722026
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

Mu Chun Lin

Chief Executive Officer

China Soar Information Technology, Inc.

12 Harcourt Road , Bank of America Tower, Suite 1308

Central, Hong Kong

Telephone: +852- 6688-3925

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

V FINANCIAL GROUP, LLC

http://www.vfinancialgroup.com

780 Reservoir Avenue, #123

Cranston, RI 02910

TELEPHONE: (401) 641-0405

FAX: (401) 633-7300

Email: tom@vfinancialgroup.com

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer |_|	Accelerated filer |_|
Non-accelerated filer |_| (Do not check if a smaller reporting company)	Smaller reporting company |X|

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)

Common Stock, $0.0001 par value	27,500,000	$0.10	$2,750,000	$319.55

(1)	The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY OUR EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

PRELIMINARY PROSPECTUS

CHINA SOAR INFORMATION TECHNOLOGY, INC.

27,500,000 SHARES OF COMMON STOCK

$0.0001 PAR VALUE PER SHARE

Prior to this Offering, no public market has existed for the common stock of China Soar Information Technology, Inc.  Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by  OTC Markets Group, Inc. and or Over the Counter Bulletin Board, “OTCBB”. There is no assurance that the Shares will ever be quoted on the OTCQB or OTCBB.  To be quoted on the OTCQB or OTCBB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

In this public offering we, “China Soar Information Technology, Inc.” are offering 20,000,000 shares of our common stock and our selling shareholders are offering 7,500,000 shares of our common stock.  We will not receive any of the proceeds from the sale of shares by the selling shareholders.  Shareholders, excluding Mu Chun Lin may also sell their shares at market prices or in privately negotiated transactions if at such time are shares are quoted on the OTC marketplace or “OTCBB”. The offering is being made on a self-underwritten, “best efforts” basis notwithstanding that we may utilize the services of a broker that holds a valid broker/dealer license in good standing and that is registered with the Commission under the Act, Section 15(b) .  There is no minimum number of shares required to be purchased by each investor.  The shares offered by the Company will be sold on our behalf by our Chief Financial Officer, and Chief Operating Officer Mu Chun Lin. Mu Chun Lin is deemed to be an underwriter of this offering. He will not receive any commissions or proceeds for selling the shares on our behalf.  All of the shares being registered for sale by the Company and Mu Chun Lin will be sold at a fixed price of $0.10 per share for the duration of the Offering. If at any times our shares are quoted on the Over The Counter Marketplace “OTC” or “OTCBB”, shareholders excluding Mu Chun Lin may sell their own shares at prevailing market prices or at privately negotiated prices. Mu Chun Lin may only sell his shares at a fixed price of $.10 per share for the duration of the offering even if shares are quoted on the OTC Marketplace or OTC Bulletin Board. Assuming all of the 20,000,000 shares being offered by the Company are sold, the Company will receive $2,000,000 in net proceeds. Assuming 15,000,000 shares (75%) being offered by the Company are sold, the Company will receive $1,500,000 in net proceeds. Assuming 10,000,000 shares (50%) being offered by the Company are sold, the Company will receive $1,000,000 in net proceeds. Assuming 5,000,000 shares (25%) being offered by the Company are sold, the Company will receive $500,000 in net proceeds. There is no minimum amount we are required to raise from the shares being offered by the Company and any funds received will be immediately available to us. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this Offering will successfully raise enough funds to institute our company's business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

In their audit report dated November 11, 2015, our auditors have expressed substantial doubt as to our ability to continue as a going concern.

SHARES OFFERED	PRICE TO	SELLING AGENT	PROCEEDS TO
BY COMPANY	PUBLIC	COMMISSIONS	THE COMPANY
Per Share	$0.10	Not applicable	$0.10
Minimum Purchase	None	Not applicable	Not applicable
Total (20,000,000 shares)	$2,000,000	Not applicable	$2,000,000

Currently, Mu Chun Lin, our sole director owns approximately 26.67 % of the voting power of our outstanding capital stock. After the offering, assuming all of his personal shares and those shares being offered on behalf of the company are sold, Mu Chun Lin will control approximately 18.95 % of the voting power of our outstanding capital stock.

*Mu Chun Lin will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mu Chun Lin’s interest in selling shares for his own account and in selling shares on the Company’s behalf. Regarding the sale of Mu Chun Lin’s shares, they will be sold at a fixed price of $0.10 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC” or OTC Bulletin Board, “OTCBB”, the selling stockholders, excluding Mu Chun Lin, may sell their shares at prevailing market prices or at privately negotiated prices. Mu Chun Lin is required to sell his personal shares at a fixed price for the duration of the offering.

If all the shares are not sold in the Company’s offering, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering, which the Company estimates at $32,000. The proceeds from the sale of the securities will be placed directly into the Company’s account; any investor who purchases shares will have no assurance that any monies, beside their own, will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. All expenses incurred in this offering are being paid for by Mu Chun Lin, our President, CEO, and sole Director. There has been no public trading market for our common.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, which became law in April 2012 and will be subject to reduced public company reporting requirements.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT.  PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this prospectus is November 18, 2015

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The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

In this Prospectus, ‘‘China Soar Information Technology, Inc.’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to China Soar Information Technology, Inc., unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending July 31st. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock.

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 8, and the financial statements, before making an investment decision.

The Company

China Soar Information Technology, Inc. fka Go Public II, Inc. (the “Company”) was incorporated under the laws of the State of Delaware on July 22, 2013 as a Form 10 blank check shell company with an objective to acquire, or merge with, an operating business. On August 24, 2015 the Company completed a transaction (the “Transaction”) in the form of a software license and royalty agreement, (the “ License” or the “License Agreement”) with a foreign company organized under the laws of the Peoples Republic of China, known as “Zhengzhou Xiangtian Information Technology Company Limited,” ("ZXITC"). The president of ZXITC is our sole director, Mu Chun Lin. The License Agreement allows us to receive a revenue stream equal to 45% of the gross revenue of ZXITC in exchange for licensing our intellectual property which is a mobile phone internet marketing application program that we purchased from our CEO.

Therefore we have ceased to be a blank check shell company and have adopted a new business plan to provide mobile phone internet marketing services to business owners in China and Hong Kong. We plan on offering similar services in the U.S, Europe and South America. On May 26, 2015, Mu Chun Lin was appointed as sole Officer and sole Director of China Soar Information Technology, Inc., making Mu Chun Lin a related party as he is also the president and CEO of Zhengzhou Xiangtian Information Technology Company.

The License includes the right to enter into certain agreements and use our intellectual property. The Company did not acquire any plant and equipment, and any other business and operational assets of ZXITC as part of the License, and the Company did not hire any employees of ZXITC except for Mu Chun Lin. ZXITC will continue as an independent company, operating in the Peoples Republic of China after the Transaction. The License relates to the development and operation of a Internet and Mobile Marketing Platform in China and Hong Kong. ZXITC plans to utilize the License to provide unique online and mobile marketing services in China and Hong Kong. Our principal executive offices are located at 12 Harcourt Road, Bank of America Tower, Suite 1308, Central, Hong Kong.

Our activities have been limited to developing our business and financial plans. We will not have the necessary capital to develop or execute our business plan until we are able to secure financing. There can be no assurance that such financing will be available on suitable terms. Even if we raise 100% of the offering, we may not have sufficient capital to begin generating substantial revenues from operations.

We believe we need to raise $750,000 to execute our business plan over the next 12 months. The funds raised in this offering, even assuming we sell all the shares being offered, may be insufficient to carry out our intended business operations.

We will receive proceeds from the sale of 20,000,000 shares of our common stock and intend to use the proceeds from this offering to begin implementing the business plan of our company. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $32,000, are being paid for by Mu Chun Lin, our President CEO and Director. The maximum proceeds to us from this offering ($2,000,000) will satisfy our basic subsistence level, cash requirements for up to 24 months including legal and accounting costs associated with this offering, the costs associated with our continuous disclosure obligations, incidental expenses, and the cost of implementing the investigative aspects of our business plan, including identifying and securing additional sources of financing, consultants, operating equipment, marketing and facility. 75% of the possible proceeds from the offering by the company ($1,500,000) will satisfy our basic, subsistence level cash requirements for up to 18 months, while 50% of the proceeds ($1,000,000) will sustain us for up to 12 months, and 25% of the proceeds ($500,000) will sustain us for up to six months. Our budgetary allocations may vary, however, depending upon the percentage of proceeds that we obtain from the offering.  For example, we may determine that it is more beneficial to allocate funds toward securing potential financing and business opportunities in the short terms rather than to conserve funds to satisfy continuous disclosure requirements for a longer period. We do not have adequate funds to satisfy our working capital requirements for the next twelve months unless we can raise the $750,000. During the 12 months following the completion of this offering, we intend to implement our business and marketing plan.

In their audit report dated November 11, 2015, our auditor has expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our President, Chief Executive Officer and sole Director Mu Chun Lin may be unwilling or unable to loan or advance any additional capital to us, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plan.

Assuming we sell even 7,500,000 shares offered in this offering, the $750,000 raised would be insufficient to commercialize our business or develop our business strategy for any period more than 12 months.  Consequently, we may need to raise more money to implement our business plan over the next 12 months.

Our Offering

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). We presently have Seventy Five Million, (75,000,000) shares of Common Stock outstanding and 0 shares of Preferred Stock issued and outstanding. After completion of our offering, we will have Ninety Five Million, (95,000,000) shares of Common Stock outstanding. Through this offering we will register a total of 27,500,000 shares. These shares represent 20,000,000 additional shares of common stock to be issued by us and 7,500,000 shares of common stock by our selling stockholders. We may endeavor to sell all 20,000,000 shares of common stock after this registration becomes effective. Upon effectiveness of this Registration Statement, the selling stockholders may also sell their own shares. The price at which we, the company, offer these shares is at a fixed price of $0.10 per share for the duration of the offering. The selling stockholders will also sell shares at a fixed price of $0.10 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC”or the OTC Bulletin Board, “OTCBB” the selling stockholders excluding Mu Chun Lin may sell their shares at prevailing market prices or at privately negotiated prices. Mu Chun Lin is required to sell his personal shares at a fixed price for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. We will receive all proceeds from the sale of our common stock but we will not receive any proceeds from the selling stockholders.

*The primary offering on behalf of the company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholder’s will go directly to them, not the company. The same idea applies if the company approaches or is approached by investors who then subsequently decide to invest with the company. Those proceeds would then go to the company. Whomever the investors decide to purchase the shares from will be the beneficiary of the proceeds. None of the proceeds from the selling stockholder’s will be utilized or given to the company. Mu Chun Lin will clarify for investors at the time of purchase whether the proceeds are going to the company or directly to himself.

*Mu Chun Lin will be able to sell his shares at any time during the duration of this offering. Regarding the sale of Mu Chun Lin’s shares, they will be sold at a fixed price of $0.10 for the duration of the offering however, if at such time our shares are quoted on the Over The Counter Marketplace “OTC” or OTCBB, the selling stockholders, excluding Mu Chun Lin, may sell their shares at prevailing market prices or at privately negotiated prices. Mu Chun Lin is required to sell his personal shares at a fixed price for the duration of the offering.

*Mu Chun Lin will be selling shares of common stock on behalf of the Company simultaneously to selling shares of his own personal stock from his own account. A conflict of interest may arise between Mu Chun Lin’s interest in selling shares for his own account and in selling shares on the Company’s behalf.

*We will notify investors by filing an information statement that will be available for public viewing on the SEC Edgar Database of any such extension of the offering.

Securities being offered by the Company

20,000,000 shares of common stock, at a fixed price of $0.10 offered by us in a direct offering. Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Securities being offered by the Selling Stockholders	7,500,000 shares of common stock, at a fixed price of $0.10 offered by selling stockholders in a resale offering. As previously mentioned this fixed price applies at all times unless at any time our shares are quoted on the Over The Counter Marketplace “OTC” which at such time shares may be sold at prevailing market prices or at privately negotiated prices by the selling stockholders. The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Offering price per share	We and the selling shareholders will sell the shares at a fixed price per share of $0.10 for the duration of this Offering. The selling shareholders however, excluding Mu Chun Lin, if at such time it occurs that our shares are quoted on the OTC Marketplace may sell their shares at prevailing market prices or in privately negotiated transactions.

Number of shares of common stock outstanding before the offering of common stock	75,000,000 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	95,000,000 common shares will be issued and outstanding if we sell all of the shares we are offering.

The minimum number of shares to be sold in this offering	None.

Market for the common shares	There is no public market for the common shares. The price per share is $0.10.

We may not be able to meet the requirement for a public listing or quotation of our common stock. Furthermore, even if our common stock is quoted or granted listing, a market for the common shares may not develop.

The offering price for the shares will remain at $0.10 per share for the duration of the offering. If at such time it occurs that our shares are quoted on the OTC Marketplace, the selling stockholders excluding Mu Chun Lin may sell their shares at prevailing market prices or in privately negotiated transactions.

Use of Proceeds	We intend to use the net proceeds to us for working capital, marketing, increasing our customer base, recruiting, training and hiring qualified staff, sales agents, and performance of financial strategies.

Termination of the Offering	This offering will terminate upon the earlier to occur of (i) 365 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 27,500,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days. At any time and for any reason we may also terminate the offering.

Terms of the Offering	Our Chief Financial Officer and Chief Operating Officer, Mu Chun Lin will sell the 20,000,000 shares of common stock on behalf of the company, upon effectiveness of this registration statement, on a BEST EFFORTS basis.

Subscriptions:	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $32,000.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Our officers & director, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  If all the Shares in this Offering are sold, our President, Chief Executive Officer and sole Director Mu Chun Lin will own approximately 18.95 % of the voting power of our outstanding capital stock.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

SUMMARY OF OUR FINANCIAL INFORMATION

The following table sets forth selected financial information, which should be read in conjunction with the information set forth in the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section and the accompanying financial statements and related notes included elsewhere in this Prospectus.

The tables and information below are derived from our financial statements for the period as of July 31, 2014 and as of July 31, 2015.

                                                              CHINA SOAR INFORMATION TECHNOLOGY, INC.

FKA GO PUBLIC II, INC.

BALANCE SHEETS

	As of July 31, 2015	As of July 31, 2014
ASSETS
Current Assets

Total Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES & STOCKHOLDER EQUITY (DEFICIT)
Current Liabilities

Accrued expenses	-	2,000

Total Current Liabilities	-	2,000

TOTAL LIABILITIES	-	2,000

Stockholder’s Equity (Deficit)
Preferred stock, $.0001 par value, 20,000,000 shares authorized; none issued and outstanding	-	-

Common stock ,$.0001 par value, 500,000,000 shares authorized, 75,000,000 shares and 20,000,000 shares issued and outstanding as of July 31, 2015 and 2014, respectively	7,500	2,000
Additional Paid in Capital	19,402	3,544
Accumulated Deficit	(26,902)	(7,544)

Total Stockholder’s (Deficit)	-	(2,000)

TOTAL LIABILITIES & STOCKHOLDER’S (DEFICIT)	$-	$-

CHINA SOAR INFORMATION TECHNOLOGY, INC.

FKA Go Public II, INC.

STATEMENTS OF CASH FLOWS

	Year Ended July 31, 2015	Year Ended July 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,358)	$(3,300)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Expenses contributed to capital	15,858	3,544
Changes in current assets and liabilities:
Prepaid expenses	-	2,000
Accounts payable-related party	-	(2,244)
Accrued expenses	(2,000)	-
Net cash used in operating activities	(5,500)	-
CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from sale of common stock	5,500	-

Net cash provided by financing activities	5,500	-

Net increase in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

China Soar Information Technology, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

The Company is electing to not opt out of JOBS Act extended accounting transition period.  This may make its financial statements more difficult to compare to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

•	be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act;

•	be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example: “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”;

•	be temporarily exempted from any rules that might be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;

•	be temporarily exempted from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;

•	be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and,

•	be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;

•	the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or

•	the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

MANAGEMENT’S DISCUSSION AND ANALYSIS

Our cash balance is $0 as of November 18, 2015. Our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may utilize funds from Mu Chun Lin, our President, Chief Executive Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mu Chun Lin, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $750,000 of funding from this offering. Being a start up stage company, we have a very limited operating history. After a twelve-month period we may need additional financing but currently do not have any arrangements for such financing.

Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan. The exact amount of funding will depend on funding required for full implementation of our business plan. Our expansion may include expanding our office facilities, hiring sales personnel and developing a customer base.

If we do not receive any proceeds from the offering or the minimum amount of $750,000 that we require to operate for the next 12 months Mu Chun Lin has informally agreed to advance us funds, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or cease operations entirely. Even if we raise $750,000 from this offering, it will most likely only last one year. We may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

Risks Relating to Our Company and Our Industry

We will require additional funds in the future to achieve our current business strategy and our inability to obtain funding will cause our business to fail.

We will need to raise additional funds through public or private debt or equity sales in order to fund our future operations and fulfill contractual obligations in the future. These financings may not be available when needed. Even if these financings are available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have an adverse effect on our ability to implement our current business plan and develop our products, and as a result, could require us to diminish or suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in our Company may become worthless. In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan.

Technology is constantly undergoing significant changes and evolutions and it is imperative that we keep up with an ever changing technological landscape in order to ensure the continued use and viability of our software.

Our industry is categorized by rapid technological progression and ever increasing innovation. While we believe ourselves to currently offer the best program to suit the unique needs of our customers we will need to constantly work on improving our current assets in order to keep up with technological advances that will almost certainly occur. Should we fail to do so our business may be adversely affected and in the worst possible scenario we may have to cease operations altogether if we do not adapt at the conclusion of the contracts we will have in place shortly.

Competition: We compete in the advertising technology and mobile marketing business and in all other facets of our business against small, medium and large companies throughout the United States. Although we can give no assurance that our business will be able to compete against other companies with greater resources, we believe we have a competitive advantage with our software application. We plan on developing our mobile website technology in North America. We believe this will give us the ability to compete with these other companies because we can provide vendors with almost instant mobile advertising campaigns due to our mobile integrated high bandwith technology.

If we fail to attract and retain highly skilled IT professionals, we may not have the necessary resources to properly staff projects, and failure to successfully compete for such IT professionals could materially adversely affect our ability to provide high quality services to our clients.

Our success depends largely on the contributions of our CEO technically and monetarily. We plan on hiring other IT professionals but we can not do so at this time due to lack of funds. Competition for IT professionals in the markets in which we plan to operate can be intense and, accordingly, we may not be able to retain or hire all of the IT professionals necessary to meet our ongoing and future business needs. Any reductions in headcount for economic or business reasons, however temporary, could negatively affect our reputation as an employer and our ability to hire IT professionals to meet our business requirements.

A significant increase in the attrition rate among IT professionals with specialized skills could decrease our operating efficiency and productivity and could lead to a decline in demand for our services.

In addition, our ability to maintain and renew existing agreements and obtain new business will depend, in large part, on our CEO. If we are unable to attract and retain the highly-skilled IT professionals we need, we may have to forgo projects for lack of resources or be unable to staff projects optimally. Our failure to attract, train and retain IT professionals with the qualifications necessary could materially adversely affect our ability to provide high quality services to our clients.

Our success depends substantially on the continuing efforts of our sole director and our business may be severely disrupted if we lose their services.

Our future success heavily depends upon the continued services of our sole director and CEO. We currently do not maintain key man life insurance for our CEO. If our CEO is unable or unwilling to continue in his present position, it could disrupt our business operations, and we may not be able to replace him easily or at all. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

If our CEO joins a competitor or forms a competing company, we may lose clients, suppliers and know-how. Additionally, there could be unauthorized disclosure or use of our technical knowledge, practices or procedures by the Licensee. If any dispute arises between us and the licensee, our source code may be misappropriated and we therefore our software could become worthless. Furthermore, there are uncertainties with legal systems in China.

We operate in a competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a competitive environment and a number of companies have attempted to create the same kind of mobile internet application that we have a license to sell to merchants. While none of these competitors have successfully made a product comparable to what we offer, they could in the future develop a similar mobile internet communication system. A competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We expect our quarterly financial results to fluctuate.

We expect our net sales and operating results to vary significantly from quarter to quarter due to a number of factors, including changes in:

• Demand for our software that we licensed to ZXITC;

• Our ability to retain existing customers or encourage repeat purchases;

• General economic conditions;

• Advertising and other marketing costs;

As a result of the variability of these and other factors, our operating results in future quarters may be below the expectations of public market analysts and investors.

Our current President, Chief Executive Officer and Director, Mu Chun Lin, beneficially owns approximately or has the right to vote on 26.67% of our outstanding common stock. As a result, he has a substantial voting power in all matters submitted to our stockholders for approval including:

• Election of our board of directors;

• Removal of any of our directors;

• Amendment of our Certificate of Incorporation or bylaws;

• Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of her ownership and position, he is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mu Chun Lin’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Our future success is dependent, in part, on the performance and continued service of Mu Chun Lin, our President CEO and sole Director. Without his continued service, we may be forced to interrupt or eventually cease our operations.

We are presently dependent to a great extent upon the experience, abilities and continued services of Mu Chun Lin, our President, CEO and sole Director. We currently do not have an employment agreement with Mu Chun Lin. The loss of his services would delay our business operations substantially.

Our future success is dependent on our implementation of our business plan. We have many significant steps still to take.

Our success will depend in large part in our success in achieving several important steps in the implementation of our business plan, including the following: development of clients, marketing our software, implementing order processing and customer service capabilities, and management of the business process. If we are not successful, we will not be able to fully implement or expand our business plan.

If we cannot effectively increase and enhance our sales and marketing capabilities, we may not be able to increase our revenues.

We need to further develop our sales and marketing capabilities to support our commercialization efforts in the US. If we fail to increase and enhance our marketing and sales force, we may not be able to enter new or existing markets. Failure to recruit, train and retain new sales personnel, or the inability of our new sales personnel to effectively market and sell our products, could impair our ability to gain market acceptance of our products.

The recently enacted JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its common stock may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million.

As we are a publicly reporting company, we will continue to incur significant costs in staying current with reporting requirements. Our management will be required to devote substantial time to compliance initiatives. Additionally, the lack of an internal audit group may result in material misstatements to our financial statements and ability to provide accurate financial information to our shareholders.

Our CEO will need to devote a substantial amount of time to compliance initiatives to maintain reporting status. Moreover, these rules and regulations, that are necessary to remain as an SEC reporting Company, will be costly as an external third party consultant(s), attorney, or firm, may have to assist in some regard to following the applicable rules and regulations for each filing on behalf of the company.

We currently do not have an internal audit group, and we will eventually need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge to have effective internal controls for financial reporting. Additionally, due to the fact that our officer and Director, have minor experience as an officer or Director of a reporting company, such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Moreover, if we are not able to comply with the requirements or regulations as an SEC reporting company, in any regard, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our Officer and Sole Director lack experience in and with the reporting and disclosure obligations of publicly-traded companies.

Our President, CEO & sole Director Mu Chun Lin lacks experience in and with the reporting and disclosure obligations of publicly-traded companies and with serving as an Officer and or Director of a publicly-traded company. Such lack of experience may impair our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures, which may result in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to our Officer’s and Director’s ultimate lack of experience in our industry and with publicly-traded companies and their reporting requirements in general.

Risks Relating to the Company’s Securities

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file the necessary documents with FINRA. In addition, it is possible that such application for quotation may not be approved and even if approved it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

We may in the future issue additional shares of our common stock, which may have a dilutive effect on our stockholders.

Our Certificate of Incorporation authorizes the issuance of 500,000,000 shares of common stock, of which 75,000,000 shares are issued and outstanding as of October 31, 2015. The future issuance of our common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 20,000,000 shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval.

Our preferred stock does not have any dividend, conversion, liquidation, or other rights or preferences, including redemption or sinking fund provisions. However, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We do not currently intend to pay dividends on our common stock and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividends on our common stock and do not currently intend to do so for the foreseeable future. We currently intend to invest our future earnings, if any, to fund our growth. Therefore, you are not likely to receive any dividends on your common stock for the foreseeable future and the success of an investment in shares of our common stock will depend upon any future appreciation in its value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

As a reporting company we are required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 is and will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

As a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will continue to incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $15,000 per year for the next few years and will be higher if our business volume and activity increases. As a result, we may not have sufficient funds to grow our operations.

State Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell Shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock cannot be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Risks Relating to this Offering

Investors cannot withdraw funds once invested and will not receive a refund.

Investors do not have the right to withdraw invested funds. Subscription payments will be paid to China Soar Information Technologies, Inc. and held in our corporate bank account if the Subscription Agreements are in good order and the Company accepts the investor’s investment. Therefore, once an investment is made, investors will not have the use or right to return of such funds.

Mu Chun Lin will be able to sell his shares at any time during the duration of this offering. This may pose a conflict of interest since he is also selling shares on behalf of the company in this offering. It is possible that this conflict of interest could affect the ultimate amount of funds raised by the Company. This could negatively affect your investment.

As previously mentioned Mu Chun Lin is going to be selling shares on behalf of the Company in this offering. Mu Chun Lin is also simultaneously registering 2,000,000 shares of his common stock for resale. This conflict of interest could divert Mu Chun Lin’s time and attention in selling shares on behalf of the Company since he will also be able to sell his own shares. Several factors that could result are less monies raised by the company, and less desire to purchase shares by investors to name a few negative consequences. Because of this your investment could be adversely affected.

Our CEO, Mu Chun Lin does not have any prior experience conducting a best effort offering, and our best effort offering does not require a minimum amount to be raised. As a result, we may not be able to raise enough funds to commence and sustain our business and our investors may lose their entire investment.

Mu Chun Lin does not have any experience conducting a best-efforts offering. Consequently, we may not be able to raise the funds needed to commence business operations. Also, the best efforts offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-efforts offering could be the basis of your losing your entire investment in us.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15G-9 which established the definition of a “Penny Stock.”

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and must deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase.

We are selling the shares of this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter at this time to sell the shares; we intend to sell our shares through our Chief Financial Officer Mu Chun Lin , who will receive no commissions notwithstanding that we may use a broker that holds a valid broker/dealer license in good standing and that is registered with the Commission under the Act, Section 15(b). There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares of our Company’s offering, we may have to seek alternative financing to implement our business plan.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the OTCQB or OTCBB. The OTCQB is a regulated quotation service that display real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCQB is not an issuer listing service, market or exchange. Although the OTCQB does not have any listing requirements per se, to be eligible for quotation on the OTCQB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTCQB or OTCBB. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCQB or OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between the Company and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $32,000. We will have to utilize funds from Mu Chun Lin, our President, CEO and sole Director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the Over the Counter MarketPlace. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $15,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC MarketPlace or the OTCBB.

Our business and future revenues rely heavily on our business relationship with ZXITC

As we implement our business plan, we will have to rely on ZXITC for income pursuant to a software licensing and royalty agreement. Because we are relying on an anticipated revenue stream from ZXITC, if ZXITC becomes insolvent or faces litigation, then we could be adversely effected causing you to lose some or all of your investment.

INDUSTRY OVERVIEW

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

The Mobile Marketing Industry

Overview

Management contends that some perceive mobile advertising as closely related to online or internet advertising, though we believe its reach is far greater - currently, most mobile advertising is targeted at mobile phones, that came estimably to a global total of 6.9 billion as of 2014 (Source: mobithinking.com). Notably computers, including desktops and laptops, are currently estimated at approximately 1.9 billion globally (Source: ask.com).

It is probable, in our management’s opinion, that advertisers and media industry will increasingly take account of a bigger and fast-growing mobile market, though it remains at around 2.7% of global advertising spending and is estimated to increase to 7.6% by 2016 ( Source: statisa.com ). Mobile media is evolving rapidly, and while we believe mobile phones will continue to be the mainstay, it is not clear whether mobile phones based on cellular backhaul, or smart phones based on WiFi hot spot, or WiMAX hot zone, will also strengthen. However, as an illustration of the emergence of this form of advertising, that there is now a dedicated global advertising awards ceremony organized every year by Vision gain , a business information portal.

In information provided by the research firm Berg Insight, as mobile phones out number Television sets by over 3 to 1, and PC based internet users by over 4 to 1, and the total laptop and desktop PC population by nearly 5 to 1, advertisers in many markets, we contend, have recently rushed to this media. In Spain 75% of mobile phone owners receive ads, in France 62% and in Japan 54%.More remarkably as mobile advertising matures, like in the most advanced markets, the user involvement also matures. In Japan today, already 44% of mobile phone owners click on ads they receive on their phones. Mobile advertising was worth 900 million dollars in Japan alone. According to the research firm Berg Insight, the global mobile advertising market that was estimated to € 1 billion in 2008 Furthermore, Berg Insight forecasts the global mobile advertising market to grow at a compound annual growth rate of 43 percent to € 8.7 billion in 2014.

In the Q2 2013 "State of Mobile Advertising Report" by Opera Mediaworks, it is reported that mobile advertising is growing globally at a rapid rate. Opera Mediaworks reports that rich media ads are now averaging a 1.53 percentage click rate among users. App large banner ads are still the most popular, but they are on the decline.

 In China, A study by iResearch finds no indication of a slowdown in mobile growth as mobile devices become more popular and e-retailers invest in making mobile sites easier to use.

Chinese consumers spent 929.71 billion yuan ($148.16 billion) on shopping from their smartphones and tablets in 2014, up 239% from 274.00 billion yuan ($43.66 billion) in 2013, according to Chinese research firm iResearch.

That is a significant leap in one year for mobile shopping, given that online shopping grew only 49.8% to 2.814 trillion yuan ($448.47 billion) in China in 2014, according to iResearch, a Beijing-based firm that tracks e-commerce. IResearch attributes the uptick in mobile shopping mainly to the growing popularity of mobile devices and leading e-retailers’ investments in better serving mobile shoppers.

Mobile commerce seems likely to keep growing: iResearch forecasts mobile shopping will grow more than fourfold to 4.504 trillion yuan ($717. 75 billion) in sales in 2018.

Purchases on mobile devices accounted for 33% of online sales in China in 2014, compared with 14.5% in the prior year, according to iResearch.

The Chinese research company also predicts that mobile sales will surpass sales on personal computers in 2016 and reach 61.7% of online sales in 2018.

Using a mobile phone to browse the internet in China has considerably taken off towards the end of 2012, with an ever increasing amount of the public deciding to choose their mobile phones to browse the internet rather than traditionally sitting in front of a desktop. The mobile internet now is the biggest new growth engine for e-commerce in China. Online shopping is booming because of its convenience and cost effectiveness. And it’s not only young affluent urban dwellers who are purchasing luxury items online at cheaper prices than shopping malls rather residents in less developed regions are buying products that are not available in their home towns as noted in the Wall Street Journal on August 31, 2015.

Some interesting statistics according to China’s internet network information center, (“CNNIC”), the Issuer of internet content provider (ICP) of all the websites hosted in China on mobile URL, General URL and Trusted URL to integrate with their mobile Internet cloud application system.

•At the end of 2012 there were 564 million internet users in China which calculates as 42.1% of the total population

•Out of 564 million internet users, 420 million decides to use their mobile to surf the internet which accounts for 74.5% of the total internet browsing population

•The level of mobile browsing in China has become significantly higher than in the West.

The stats indicate the significance of mobile internet browsing in China. Therefore, in order for a company to have a significant brand image standing in the competitive Chinese market, a well- designed mobile website is what a company should be looking to build.

About three-quarters of Chinese in first-tier cities such as Beijing, Shanghai, Guangzhou, and Chongqing are already online, but in rural areas it’s 19 percent, according to a survey by McKinsey Digital of Hong Kong, which helps companies shape their digital strategies. Even so, rural Chinese have an affinity for e-commerce. Close to two-thirds of rural Chinese who do use the Internet say they have purchased items online; that compares with 72 percent of users in the cities.

Types of Mobile Ads

In some markets, this type of advertising is most commonly seen as a Mobile Web Banner (top of page) or Mobile Web Poster (bottom of page banner), while in others, it is dominated by SMS advertising Other forms include MMS advertising, advertising within mobile games and mobile videos, during mobile TV receipt, full-screen interstitials, which appear while a requested item of mobile content or mobile web page is loading up, and audio advertisements that can take the form of a jingle before a voicemail recording, or an audio recording played while interacting with a telephone-based service such as movie ticketing or directory assistance.

The Mobile Marketing Association and the IAB (Interactive Advertising Bureau) has published mobile advertising guidelines, but we contend that it is difficult to keep such guidelines current in such a fast-developing area.

The effectiveness of a mobile media ad campaign, in our estimation, can be measured in a variety of ways. The main measurements are impressions (views) and click-through rates

They are also sold to advertisers by views (Cost Per Impression) or by click-through (Cost Per Click). Additional measurements include conversion rates, such as click-to-call rates and other degrees of interactive measurement.

Mobile media can run on a mobile web page or within a mobile application, often referred to as in-App.

One of the popular models in mobile advertising, in our estimation, is Cost Per Install (CPI) where there the pricing model is based on the user installing an App on their mobile phone. CPI Mobile Advertising Networks work either as incent or non-incent. In the incent model the user is given virtual points or rewards to install the game or App.

Mobile Rich Media

In addition to standard mobile display banners, our management has observed a growing trend to include rich media execution within the banner ads. This includes banners that would expand to a larger size, offering advertisers a larger display to communicate their message. Games within the banner to make the experience more interactive or a video within the banner space.

There are limitations to rich media on mobile because all of the coding must be done in HTML5, since the iOS does not support flash.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

DESCRIPTION OF BUSINESS

Corporate History

China Soar Information Technology, Inc., a Delaware corporation (“the Company”) fka Go Public II, Inc. was incorporated under the laws of the State of Delaware on July 22, 2013. We changed our name from Go Public II, Inc. to China Soar Information Technology with the Delaware Secretary of State on June 16, 2015.

On May 26, 2015, our former director, Thomas DeNunzio resigned and Mu Chun Lin was appointed as our sole President, CEO, CFO and Director. Mu Chun Lin also became our sole shareholder.

Business Information

Introduction

We currently own intellectual property to utilize, market, further develop and sell in North America a software application called (“MIMA”) to entrepreneurs and small businesses whereas any merchant can easily create a WEB/WAP e-commerce website or cell phone client and enterprise mobile management information system by themselves. Merchants will not have to rent network hardware operation system, entrust software development and recruit professional management. Instead, we can offer the required network infrastructure and software and hardware platform for the merchant with a low monthly fee. MIMA was created and developed by our director, Mu Chun Lin over the course of ten years.

Our LicensEE

Zhengzhou Xiangtian Information Technology Company Limited was established by our director Mu Chun Lin in December, 2005. Since inception, the Company has been concentrated on the research and development of software and hardware in the mobile internet industry and has achieved many technology achievements in the application field of big data. Over the five years, the Company has built an efficient project team, integrated mobile internet technology and self-developed mobile internet application platform; developing several products types and conducts users’ test . China’s Central Government is giving supporting policy to “Internet Plus” Industries which will allow ZXITC to develop their products to provide mobile internet communication application system to users for the rapid development of mobile internet application in China.

In 2012, ZXITC had the advantage to work with China’s internet network information center, (CNNIC), the Issuer of internet content provider (ICP) of all the websites hosted in China on mobile URL, General URL and Trusted URL to integrate with their mobile Internet cloud application system . The joint development will expedite the construction of CNNIC public supporting service system with 10% of the original cost. Subsequently, the Company began to develop a website which allow their users to create and manage their own mobile application with minimal technical knowledge. The website developed exclusively for the Chinese market, is named “MOYUN”. Currently, MOYUN Internet Mobile Application (MIMA) cloud platform is the most comprehensive cloud infrastructure in the China’s Corporate Mobile Application systems. Since the free public test inception at January, 2012, MIMA has been one of the Chinese leading cross-platform mobile application developing tools. We believe that the market in North America is ripe for such an application notwithstanding that we will have to make definitive changes to utilize and maximize the mobile application system in North America.

ZXITC is the first company to utilize a “Drag and Drop” design interface for the Mobile Application development in order to provide a user friendly interface. The system reduces the cost of mobile application development, compatibility issues and other technical complication so that users can focus more on the product interface and business profile design.

The company is equipped with high performance server group and large bandwidth network to facilitate a stable and speedy access for their clients, so that they can enjoy an internet vendor class infrastructure through subscribing their services. The cloud system is implemented at a software as a service level, (SaaS) whereas users can minimize their cost of establishing as e-commerce and for mobile application deployment.

 PRODUCTS AND PROJECTS

The functions and features of MIMA (including services in-operation and not in- operation)

1.	Mobile website - for Corporate Mobile website, including contents management, and design interface.

2.	Mobile client application (APP) development - content management and design interface.

3.	Internet website - content management and design interface.

4.	Business Mobile integrated information system(Customized) - develops comprehensive mobile system with Attendance, ERP, CRM functions with highly flexible design features to meet majority SME’s information technology demands.

PLAN OF OPERATIONS

We plan to operate as a business to consumer, (B2C) to provide services to retailers that enable them to access, build, change, monitor and manage their e-commerce website from the convenience of their mobile telephone. We will have a full range of services and resources to work with customers towards achieving our customers mobile website and marketing goals. We will provide access to our services that are intended to be tailored to each customers’ marketing and website needs. We are not currently in any discussions with businesses or individuals but we do plan on it in order to maximize our business potential and distribution reach. No assurances can be provided that any agreement will be reached. We believe we are in a unique position to capitalize on the North American, European, South American market and gain a first move advantage to deliver a transparent and customer focused mobile marketing solution. Our primary focus will be small, middle and large businesses as well as individuals within North America. There are approximately 469.58 (according to Google) million people in North America, which makes it one of the most populous continents in the world and this represents our initial target market. We plan to offer mobile website and marketing solutions for a monthly fee to customers in North America. At the initial stages of our business plan all of our customers will have access to the standard MIMA features, including, free mobile-optimized templates, Premium industry-specific templates, Premium customized templates, Free web address(domain name), Premium customized web address(domain name), SEO-friendly domain name suggestions, instant, easy search engine optimization, (SEO), Social apps, reach your audience instantly ability, with all features having the ability to build, promote and market a customer's website either online or from the convenience of your mobile phone or tablet, free software upgrades. In addition, we will also offer as standard MIMA features, add maps and directions, daily deals promotion, add photos and videos instantly, secure cloud storage, automatic data back-up, analytics and reports, mobile editing and updating, fast loading pages, E-commerce tools, easy-to-use dashboard, and click to call. A material challenge to our business operations will be getting enough customers. In order to achieve this goal we will have to create incentives through advertising and other marketing venues, also, through a referral program for our customers to inform others of our services. We will encourage customers to share news about their services through email, Facebook, and Twitter, and other social media websites. If we are unable to attract customers it may have a material impact on our revenues or income or may result in our liquidity decreasing.

COMPETITIVE ADVANTAGE

Customer Website creation

Website creation is a competitively open market focus on design level, the degree of grasping customers’ requirements and service ability. We have significant competitive advantages among other providers whereas our website system mainly includes WAP/WEB and SaaS.

FUTURE DEVELOPMENT AND PLANS

As part of our development plan to face the ever challenging mobile B2C software market in North America, Europe and South America, we plan to further develop a MIMA Professional version of its enterprise application and constantly perfect core technology to form a comprehensive service for basic informatization application of businesses. Through constant evaluation of end user’s requirements, we plan to focus on development of a leading cloud operation platform for mobile internet enterprise website which will gradually attract an increasing number of users. We also plan to establish a cloud operation platform which fully covers smart mobile client by strengthening the cooperation with application products provider, content service provider, E-commerce hosting provider and Wireless network address licensors.

Employees

As of October 31, 2015 we have one part time employee which is our sole officer and director.

Currently, our sole officer and director has the flexibility to work on our business from approximately 10 to 20 hours per week, but is prepared to devote more time if necessary.

We do not presently have pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers/ or director.

During the initial implementation of our business plan, we may hire independent consultants to assist in the development and execution of our business operations.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the uses of proceeds assuming the sale of 100% of the securities offered for sale by the Company. There is no assurance that we will raise the full $2,000,000 as anticipated.

If 20,000,000 shares (100%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Further develop our licensed software system for the individual needs of clients	$125,000
Establish and build up a customer base	$125,000
Perform financial strategies	$250,000
Recruit personnel and hire staff	$250,000
TOTAL	$750,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Further develop our licensed software system for the individual needs of clients	$125,000
Establish and build up a customer base	$125,000
Perform financial strategies	$250,000
Recruit personnel and hire staff	$250,000
TOTAL	$750,000

If 15,000,000 shares (75%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Establish and build up a customer base	$125,000
Perform financial strategies	$187,500
Recruit personnel and hire staff	$250,000
TOTAL	$562,500

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Establish and build up a customer base	$125,000
Perform financial strategies	$187,500
Recruit personnel and hire staff	$250,000
TOTAL	$562,500

If 10,000,000 shares (50%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Establish and build up a customer base	$125,000
Perform financial strategies	$125,000
Recruit personnel and hire staff (part time)	$125,000
TOTAL	$375,000

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Establish and build up a customer base	$125,000
Perform financial strategies	$125,000
Recruit personnel and hire staff (part time)	$125,000
TOTAL	$375,000

If 5,000,000 shares (25%) are sold:

Next 12 months

Planned Actions	Estimated Cost to Complete
Establish and build up a customer base	$87,500
Perform financial strategies	$100,000
TOTAL	$187,500

Next 13-24 months

Planned Actions	Estimated Cost to Complete
Establish and build up a customer base	$87,500
Perform financial strategies	$100,000
TOTAL	$187,500

The above figures represent only estimated costs for the next 24 months. If necessary, Mu Chun Lin, our CEO and Director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC MarketPlace or OTCBB when/if our common stock becomes eligible for trading on the OTC MarketPlace and or OTCBB. Mu Chun Lin, our director will not be repaid from the proceeds of this offering by the Company. There is no due date for the repayment of the funds advanced by Mu Chun Lin. Mu Chun Lin will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTC MarketPlace concurrently with the filing of this prospectus. In order to be quoted on the OTC MarketPlace, a market maker must file an application on our behalf in order to make a market for our common stock.

There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The price of the current offering is fixed at $0.10 per share. This price is significantly higher than the price paid by the Company’s officer and director which was $0.0001.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if 50% of Shares are Sold:
Price per share	$0.0001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$1,000,000
Net tangible book value per share after offering	$0.01
Increase to present stockholders in net tangible book value per share
after offering	$0.01
Capital contributions	$0
Number of shares outstanding before the offering	75,000,000
Number of shares after offering assuming the sale of 50% of shares	85,000,000
Percentage of ownership after offering	88.24%
Existing Stockholders if 100% of the Shares are Sold:
Price per share	$0.0001
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$2,000,000
Net tangible book value per share after offering	$0.02
Increase to present stockholders in net tangible book value per share
after offering	$0.02
Capital contributions	$0
Number of shares outstanding before the offering	75,000,000
Number of shares after offering assuming the sale of the maximum	95,000,000
Percentage of ownership after offering	78.95%
Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.10
Dilution per share	$.09
Capital contributions	$1,000,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors	10,000,000
Percentage of ownership after offering	11.76%
Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$0.10
Dilution per share	$0.08
Capital contributions	$2,000,000
Percentage of capital contributions by existing shareholders	0.00%
Percentage of capital contributions by new investors	100.00%
Number of shares after offering held by public investors	20,000,000
Percentage of ownership after offering	21.05%

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of the 7,500,000 shares of our common stock held by 41 shareholders. Each selling stockholder listed below excluding Mu Chun Lin, our sole director paid $.0001 in cash per share of common stock on or about June 12, 2015 pursuant to a Regulation S offering. The shares of common stock owned prior to this offering by each stockholder listed below excluding Mu Chun Lin represents the same number of shares subscribed and paid for by each stockholder pursuant to the Regulation S offering.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of October 31, 2015 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)
Mu Chun Lin	20,000,000	2,000,000	18,000,000	18.947
Yang Zhi	22,316,000	2,231,600	20,084,400	21.142
Duan Qiqing	12,292,000	1,229,200	11,062,800	11.645
Hu Tao	3,512,000	351,200	3,160,800	3.327
Yang Shengli	1,756,000	175,600	1,580,400	1.664
Constant Profit International LTD(1)	2,380,000	238,000	2,142,000	2.255
Sheenmax LTD(2)	2,380,000	238,000	2,142,000	2.255
Ding Na	1,107,200	110,720	996,480	1.049
Liang Desheng	351,200	35,120	316,080	*
Wang Lujuan	351,200	35,120	316,080	*
Song Xin	1,053,600	105,360	948,240	*
Ding Hong	756,000	75,600	680,400	*
Yonny Yang	756,000	75,600	680,400	*
Liu Yuying	420,800	42,080	378,720	*
Liu Bei	100,000	10,000	90,000	*
Wang Yueli	100,000	10,000	90,000	*
Zhi Yun	40,000	4,000	36,000	*
Liu Yang	20,000	2,000	18,000	*
Jin Hongpu	20,000	2,000	18,000	*
Wang Yanheng	20,000	2,000	18,000	*
Hu Yinchao	175,600	17,560	158,040	*
Xu Qingliang	175,600	17,560	158,040	*
Zhou Yisha	175,600	17,560	158,040	*
Wang Zhihe	175,600	17,560	158,040	*
Zhao Wen	175,600	17,560	158,040	*
Chu Yanan	175,600	17,560	158,040	*
Li Zhihao	175,600	17,560	158,040	*
Zhou Linbo	175,600	17,560	158,040	*
Ma Jie	175,600	17,560	158,040	*
Liu Xiangyan	175,600	17,560	158,040	*
Yang Pei	175,600	17,560	158,040	*
Lu Kuan	175,600	17,560	158,040	*
Yu Zhen	351,200	35,120	316,080	*
Ding Xiaoxiao	175,600	17,560	158,040	*
Hu Jia	175,600	17,560	158,040	*
Li Ling	175,600	17,560	158,040	*
Tan Yiru	175,600	17,560	158,040	*
Yang Shengdian	878,000	87,800	790,200	*
Yang Shuncheng	175,600	17,560	158,040	*
Jiang Tao	878,000	87,800	790,200	*
Li Xiulian	175,600	17,560	158,040	*

Total	75,000,000	7,500,000	67,500,000	100

* Less than 1%.

* Mu Chun Lin is President, CEO and sole Director of the Company.

(1) The principal address of Constant Profit International Limited is Flat C, 7/F, Tower 6, Island Resort, Chai Wan, Hong Kong. Cheung Hung Hi is the director of Constant Profit International Limited and exercises sole dispositive and voting power over the shares to be offered in the registration statement by Constant Profit International Limited.

(2) The principal address of Sheenmax Limited is Room 1308, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong. Mo Siu Ying is the director of Sheenmax Limited and exercises sole dispositive and voting power over the shares to be offered in the registration statement by Sheenmax Limited.

PLAN OF DISTRIBUTION

The Company has 75,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional 20,000,000 shares of its common stock for sale at the price of $0.10 per share.

There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company’s selling efforts in the offering, Mu Chun Lin will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mu Chun Lin is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mu Chun Lin will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mu Chun Lin is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mu Chun Lin will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mu Chun Lin will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

The Company will receive all proceeds from the sale of the 20,000,000 shares being offered on behalf of the company itself. The price per share is fixed at $0.10 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the counter, we intend to seek to have our shares of common stock quoted on the OTC Marketplace. In order to be quoted on the OTC Marketplace a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.10 until a market develops for the stock. The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company may offer its shares for sale through underwriters, or a broker that holds a valid broker/dealer license in good standing and that is registered with the Commission under the Act, Section 15(b) who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.10 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which the Company has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

The Company will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states), which we approximately expect to be $32,000.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

- Execute and deliver a subscription agreement; and

- Deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to“China Soar Information Technology, Inc.” The Company will not deliver physical stock certificates attributable to shares of common stock purchased. The Company will keep track of shares purchased in book entry form through an SEC approved and registered stock transfer agent.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

We have authorized capital stock consisting of 500,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”) and 20,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date of this filing and taking into account the Share Transactions, we have 75,000,000 shares of Common issued and outstanding.

Common Stock

Common stock, ($.0001) par value, 500,000,000 shares authorized, 75,000,000 shares issued and outstanding as of October 31, 2015.

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Preferred stock ($.0001 par value, 20,000,000 shares authorized; none issued and outstanding)

Options and Warrants

None.

Convertible Notes

None.

Dividend Policy

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent

At this time we do not have a stock transfer agent however, in the future we do intend to use the services of Mountain Share Transfer. Their mailing address is Mountain Share Transfer, Inc. P.O. Box 191767 Atlanta, Ga. 31119. They can be reached by phone at (303)-460-1149

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of common stock offered hereby will be passed upon for us by Adam Tracy Esq. of 800 W. 5TH Avenue Suite 201A Naperville, Illinois 60563.

The financial statements included in this prospectus and the registration statement have been audited by RLB Certified Public Accountant, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

REPORTS TO SECURITIES HOLDERS

We will and will continue to make our financial information equally available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. In addition, we will file Form 8-K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

DESCRIPTION OF FACILITIES

Our principal executive offices are located at 12 Harcourt Road, Bank of America Tower, Suite 1308, Central, Hong Kong.

The office space is currently being provided to the Company rent-free by our President, CEO, and sole Director Mu Chun Lin. We believe that our existing facilities are adequate for our current needs and that we will be able to lease suitable additional or alternative space on commercially reasonable terms if and when we need it.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Biographical information regarding the officers and Directors of the Company, who will continue to serve as officers and Directors of the Company are provided below:

NAME	AGE	POSITION
Mu Chun Lin	27	President, Chief Executive Officer, and Director

Mu Chun Lin

Mu Chun Lin has been the CEO of Zhengzhou Xiangtian Information Technology Company Limited since September 2006. He was responsible for the start up and development of the company into a high growth, e-commerce company. Also of note is the fact that he created procedures for hiring, training as well as management of sales team for business development with local state, government agencies which from company start-up has brought tremendous growth. Additionally, Mu Chun Lin has been responsible for developing internet mobile technology since 2006. Mu Chun Lin was the assistant of the general manager and technical director of Henan Xinfeijinxin Computer Information Technolgy Co., LTD. Mu Chun Lin received a bachelor’s degree in journalism from Communication University of China in 2009.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors, is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors, the Chief Executive Officer and the Chief Financial Officer of the Company review the Company's internal accounting controls, practices and policies.

Committees of the Board

Our Company currently does not have nominating, compensation, or audit committees or committees performing similar functions nor does our Company have a written nominating, compensation or audit committee charter. Our sole Director believes that it is not necessary to have such committees, at this time, because the Director(s) can adequately perform the functions of such committees.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 407(D)(5) of Regulation S-K, nor do we have a Board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the FINRA Rules.

We believe that our Director(s) are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Director(s) of our Company does not believe that it is necessary to have an audit committee because management believes that the Board of Directors can adequately perform the functions of an audit committee. In addition, we believe that retaining an independent Director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Involvement in Certain Legal Proceedings

Our Director and our Executive officers have not been involved in any of the following events during the past ten years:

1.	bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities; or
4.	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:(i) Any Federal or State securities or commodities law or regulation; or(ii) Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or(iii) Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Independence of Directors

We are not required to have independent members of our Board of Directors, and do not anticipate having independent Directors until such time as we are required to do so.

Code of Ethics

We have not adopted a formal Code of Ethics. The Board of Directors evaluated the business of the Company and the number of employees and determined that since the business is operated by a small number of persons, general rules of fiduciary duty and federal and state criminal, business conduct and securities laws are adequate ethical guidelines. In the event our operations, employees and/or Directors expand in the future, we may take actions to adopt a formal Code of Ethics.

Shareholder Proposals

Our Company does not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for Directors. The Board of Directors believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our Company does not currently have any specific or minimum criteria for the election of nominees to the Board of Directors and we do not have any specific process or procedure for evaluating such nominees. The Board of Directors will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our President, at the address appearing on the first page of this Information Statement.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards		Option Awards	Nonequity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Mu Chun Lin Chief Executive Officer and Director(1)	2015	$–	$–	$2,000	(2)	$–	–	–	$	$2,000

____

Summary Compensation Table:

(1) On May 26, 2015, Mu Chun Lin was appointed chief executive officer and sole director effective June 5, 2015.

(2) On May 26, 2015, the Company issued 20,000,000 shares of restricted common stock with a par value of $.0001, to our President, sole director and CEO Mu Chun Lin.

COMPENSATION OF DIRECTORS

The table below summarizes all compensation of our directors as of October 31, 2015.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Mu Chun Lin (1)	-	2,000 (1)	-	-	-	-	2,000

(1) On May 26, 2015, the Company issued 20,000,000 shares of restricted common stock with a par value of $.0001, to our President, sole director and CEO Mu Chun Lin.

Summary of Compensation

Stock Option Grants

We have not granted any stock options to our executive officers since our incorporation.

Employment Agreements

We do not have an employment or consulting agreement with any officers or Directors.

Compensation Discussion and Analysis

Director Compensation

Our Board of Directors does not currently receive any consideration for their services as members of the Board of Directors. The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officer and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executive and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October 31, 2015 the Company has 75,000,000 shares of common stock outstanding, which number of issued and outstanding shares of common stock and preferred stock have been used throughout this report.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Common Stock Voting Percentage Beneficially Owned	Voting Shares of Preferred Stock	Preferred Stock Voting Percentage Beneficially Owned	Total Voting Percentage Beneficially Owned
Executive Officers and Directors
Mu Chun Lin	20,000,000	26.67	0	0	26.67

5% Shareholders
Yang Zhi	22,316,000	29.75	0	0	29.75
Duan Qiqing	12,292,000	16.39	0	0	16.39
Hu Tao	3,512,000	4.68	0	0	4.68

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

                                           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 26, 2015, the Company issued 20,000,000 shares of restricted common stock with a par value of $.0001, to Mu Chun Lin, our President, CEO and CFO. On May 26, 2015, Mr. Thomas DeNunzio resigned from the position of President, Secretary and Director.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our Directors will continue to approve any related party transaction.

                                                                                      MATERIAL CHANGES

None

CHINA SOAR INFORMATION TECHNOLOGY, INC.

FKA GO PUBLIC II, INC.

INDEX TO FINANCIAL STATEMENTS

Item 8. Financial Statements and Supplementary Data.

CHINA SOAR INFORMATION TECHNOLOGY, INC.

CONSOLIDATED FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

Pages

Report of Independent Registered Public Accounting Firm (Malone-Bailey, LLP)	F2

Report of Independent Registered Public Accounting Firm (RLB Certified Public Accountant PLLC)	F3

Balance Sheets at July 31, 2015 and July 31, 2014	F4

Statements of Operations and for the Years ended July 31, 2015 and 2014	F5

Statements of Changes in Stockholder (Deficit) for the Years ended July 31, 2015 and 2014	F6

Statements of Cash Flows for the Years ended July 31, 2015 and 2014	F7

Notes to Financial Statements	F8-F9

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

China Soar Information Technology, Inc.

Hong Kong

We have audited the accompanying balance sheet of China Soar Information Technology, Inc. (the "Company") as of July 31, 2015 and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company, as of July 31, 2015 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and negative operating cash flows which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

November 11, 2015

RLB Certified Public Accountant PLLC

6314 11th Avenue South - Gulfport, FL 33707-3002

Cell 727-452-4803 Email robin@rlbcpa.biz

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Go Public II, INC.

780 Reservoir Avenue

Cranston, RI 02910

I have audited the accompanying balance sheet of Go Public II, Inc. as of July 31, 2014 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit. The July 31, 2013 financial statements were audited by a predecessor independent registered accounting firm that issued an unqualified opinion on August 21, 2013.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Go Public II, Inc. as of July 31, 2014, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, planned principal operations have not commenced and the Company has an accumulated deficit and negative cash flows from operating activities. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

RLB Certified Public Accountant PLLC

Gulfport, Florida

September 27, 2014

CHINA SOAR INFORMATION TECHNOLOGY, INC.

FKA GO PUBLIC II, INC.

BALANCE SHEETS

	As of July 31, 2015	As of July 31, 2014
ASSETS
Current Assets

Total Current Assets	-	-

TOTAL ASSETS	$-	$-

LIABILITIES & STOCKHOLDER EQUITY (DEFICIT)
Current Liabilities

Accrued expenses	-	2,000

Total Current Liabilities	-	2,000

TOTAL LIABILITIES	-	2,000

Stockholder’s Equity (Deficit)
Preferred stock, $.0001 par value, 20,000,000 shares authorized; none issued and outstanding	-	-

Common stock ,$.0001 par value, 500,000,000 shares authorized, 75,000,000 shares and 20,000,000 shares issued and outstanding as of July 31, 2015 and 2014, respectively	7,500	2,000
Additional Paid in Capital	19,402	3,544
Accumulated Deficit	(26,902)	(7,544)

Total Stockholder’s (Deficit)	$-	$(2,000)

TOTAL LIABILITIES & STOCKHOLDER’S (DEFICIT)	$-	$-

The accompanying notes are an integral part of these financial statements.

-F4-

CHINA SOAR INFORMATION TECHNOLOGY, INC.

FKA Go Public II, INC.

STATEMENTS OF OPERATIONS

	Year Ended July 31, 2015	Year Ended July 31, 2014
Revenues	$-	$-
Total Revenues	-	-
General & Administrative Expenses
Organization and Related Expenses	1,308	—
Professional fees	18,050	3,300
Total General & Administrative Expenses	19,358	3,300
Net Loss	$(19,358)	$(3,300)
Basic and Diluted Loss Per Share	$(0.00)	$(0.00)
Weighted average number of common shares outstanding	27,383,562	20,000,000

The accompanying notes are an integral part of these financial statements.

CHINA SOAR INFORMATION TECHNOLOGY, INC.

FKA Go Public II, INC.

STATEMENTS OF CHANGES IN STOCKHOLDER’S (DEFICIT)

FOR THE YEARS ENDED JULY 31, 2015 AND 2014

	Common Stock	Par	Additional Paid-In Capital	Accumulated Deficit	Total
Balance July 31, 2013	20,000,000	$2,000	$-	$(4,244)	$(2,244)

Net loss	-	-	-	(3,300)	(3,300)
Shareholder’s contributions	-	-	3,544	—	3,544

Balance July 31, 2014	20,000,000	2,000	3,544	(7,544)	(2,000)

Issuance of 55,000,000 shares on June 12, 2015 for cash	55,000,000	5,500	-	-	5,500

Net loss	-	-	-	(19,358)	(19,358)
Shareholder’s contributions	-	-	15,858	-	15,858

Balance July 31, 2015	75,000,000	$7,500	$19,402	$(26,902)	-

The accompanying notes are an integral part of these financial statements.

CHINA SOAR INFORMATION TECHNOLOGY, INC.

FKA Go Public II, INC.

STATEMENTS OF CASH FLOWS

	Year Ended July 31, 2015	Year Ended July 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,358)	$(3,300)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Expenses contributed to capital	15,858	3,544
Changes in current assets and liabilities:
Prepaid expenses	-	2,000
Accounts payable-related party	-	(2,244)
Accrued expenses	(2,000)	-
Net cash used in operating activities	(5,500)	-
CASH FLOWS FROM FINANCING ACTIVITIES Proceeds from sale of common stock	5,500	-

Net cash provided by financing activities	5,500	-

Net increase in cash and cash equivalents	-	-
Cash and cash equivalents at beginning of year	-	-
Cash and cash equivalents at end of year	$-	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$-
Income taxes	$-	$-

CHINA SOAR INFORMATION TECHNOLOGY, INC.

FKA Go Public II, INC.

NOTES TO FINANCIAL STATEMENTS

FOR YEARS ENDED JULY 31, 2015 AND 2014

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

China Soar Information Technology, Inc., a Delaware corporation (“the Company”) formerly known as Go Public II, Inc. was incorporated under the laws of the State of Delaware on July 22, 2013. On May 26, 2015, our former director, Thomas DeNunzio resigned and Mu Chun Lin was appointed as our sole president, CEO, CFO and director. Mu Chun Lin also became our sole shareholder. We changed our name from Go Public II, Inc. to China Soar Information Technology with the Delaware Secretary of State on June 16, 2015.

We currently own a piece of intellectual property to utilize, market, further develop and sell in North America, South America and Europe a software application called (“MIMA”) to entrepreneurs and small businesses whereas any merchant can easily create a WEB/WAP e-commerce website or cell phone client and enterprise mobile management information system by themselves. Merchants will not have to rent network hardware operation system, entrust software development and recruit professional management. Instead, we can offer the required network infrastructure, software and hardware platform for the merchant with a low monthly fee. MIMA was created, owned and developed by our director, Mu Chun Lin over the course of ten years.

Note 2 - Significant Accounting Policies

Use of estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates. Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Fiscal year end.

The Company elected July 31st as its fiscal year ending date.

Cash AND CASH equivalents.

For the purpose of the financial statements cash equivalents include all highly liquid investments with original maturity of three months or less. Cash and cash equivalents were $0 as of July 31, 2015 and 2014.

COMMITMENTS AND CONTINGENCIES.

The Company follows ASC 450-20, Loss Contingencies, to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were neither commitments nor contingencies as of July 31, 2015 and July 31, 2014.

EARNINGS (LOSS) PER SHARE.

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of July 31, 2015.

FINANCIAL INSTRUMENTS.

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•	Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

•	Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2015. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Income taxes.

The Company accounts for income taxes under ASC 740, Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs.  A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.  No deferred tax assets or liabilities were recognized at July 31, 2015 and 2014.

RELATED PARTY TRANSACTIONS.

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions. During the fiscal year ended July 31, 2015, expenses of $15,858 were paid by the current and former directors and are considered as contributions to capital. Our current sole director, Mr. Mu and the former sole director contributed $9,694 and $6,164 to the Company, respectively. During the fiscal year ended July 31, 2014, the former sole director contributed $3,544 to capital.

SHARE-BASED EXPENSE.

ASC 718, Compensation – Stock Compensation, prescribes accounting and reporting standards for all share-based payment transactions in which employee services are acquired. Transactions include incurring liabilities, or issuing or offering to issue shares, options, and other equity instruments such as employee stock ownership plans and stock appreciation rights. Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company accounts for stock-based compensation issued to non-employees and consultants in accordance with the provisions of ASC 505-50, Equity – Based Payments to Non-Employees.  Measurement of share-based payment transactions with non-employees is based on the fair value of whichever is more reliably measurable:  (a) the goods or services received; or (b) the equity instruments issued.  The fair value of the share-based payment transaction is determined at the earlier of performance commitment date or performance completion date.

Share-based expense for the twelve months ended July 31, 2015 and 2014 was $0 and $0, respectively.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS.

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ (“ASC”) is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update (“ASU”) accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation’s reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

In August 2014, FASB issued (ASU) No. 2014-15, Presentation of Financial Statements – Going Concern; Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The amendments in this update provide guidance in GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. In doing so, the amendments should reduce diversity in the timing and content of footnote disclosures. The guidance is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early adoption is permitted but not required; at this time we are not early adopting. As the objective of this accounting standard is to provide guidance on the disclosure of uncertainties about an entity’s ability to continue as a going concern, the adoption of this standard is not expected to impact our financial position or results of operations.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities and also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. These amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein, with early application permitted. Early application of each of the amendments is permitted for any annual reporting period or interim period for which the entity’s financial statements have not yet been issued (public business entities) or made available for issuance (other entities). We early adopted this pronouncement in July 2014. As the objective of the amendments in this update is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities our early adoption of this guidance has not impacted our financial position or results of operations.

NOTE 3 - GOING CONCERN

The accompanying financial statements are prepared on a basis of accounting assuming that the Company is a going concern that contemplates realization of assets and satisfaction of liabilities in the normal course of business. The Company has no current revenue sources. This condition raises substantial doubt about the Company’s ability to continue as a going concern. The Company’s management plans to engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue - producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 - INCOME TAXES

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the periods presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not. Section 382 of the Internal Revenue Code generally requires us to limit the amount of its income in future years that can be offset by historic losses, i.e. net operating loss (NOL) carryforwards and certain built-in losses, after a corporation has undergone an ownership change. As of July 31, 2015, the Company has incurred net losses of $(26,902) resulting in a net operating loss for income tax purposes. NOLs begin expiring in 2033. The loss results in a deferred tax asset of approximately $9,415 at the effective statutory rate of 35%. The deferred tax asset has been off-set by an equal valuation allowance.

	July 31,
	2015	2014
Deferred tax asset, generated from net operating loss at statutory rates	$9,415	$2,565
Valuation allowance	(9,415)	(2,565)
	$—	$—

The reconciliation of the effective income tax rate to the federal statutory rate is as follows:

Federal income tax rate	35.0%
Increase in valuation allowance	(35.0%)
Effective income tax rate	0.0%

NOTE 5 - STOCKHOLDER’S EQUITY

Preferred Stock

The authorized preferred stock of the Company consists of 20,000,000 shares. There were no shares issued and outstanding as of July 31, 2015 and 2014.

Common Stock

The authorized common stock of the Company consists of 500,000,000 shares with a par value of $0.0001. There were 75,000,000 and 20,000,000 shares issued and outstanding as of July 31, 2015 and 2014, respectively.

On June 12, 2015, the Company sold 55,000,000 shares of common stock at $.0001 totaling $5,500. This cash was received by the escrow agent named Proxy Management on behalf of the company.

Additional Paid in Capital

Amounts contributed to additional paid in capital for the years ended July 31, 2015 and 2014 totaled $15,858 and $3,544, respectively. (Note 6)

NOTE 6 - RELATED-PARTY TRANSACTIONS

Equity - Additional paid in capital

During the fiscal year ended July 31, 2015, related party Mr. Mu Chun Lin contributed $9, 694 into additional paid-in capital to fund operating expenses. The previous sole officer and director contributed additional paid in capital in the amount of $6,164 to fund operating expenses. In total, $15,858 was contributed to the Company.

During the fiscal year ended July 31, 2014, our previous sole officer and director contributed additional paid in capital in the amount of $3,544.

NOTE 7 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date the financial statements were issued. Based on our evaluation no events have occurred requiring adjustment or disclosure to the financial statements. We entered into a royalty agreement with Zhengzhou Xiangtian Information Technology Company Limited on August 24, 2015 regarding the licensing of our mobile application described as MOYUN internet mobile application, (MIMA) cloud platform for the development and deployment of application and content-based mobile solutions. It simplifies the task of developing and deploying applications that work on a broad range of mobile handsets and different operating systems. It includes other related software used in the development of the mobile marketing services application set out below.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$ 319.55
Auditor Fees and Expenses	$ 4,000
Legal Fees and Expenses	$1,000
Consulting Fees	$25,000
Transfer Agent Fees	$100
TOTAL	$ 30,419.55

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “Delaware Law”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Article VII of the Certificate of Incorporation of China Information Technology, Inc. (“we”, “us” or “our company”) provides for indemnification of officers, directors and other employees of China Information Technology, Inc. to the fullest extent permitted by Delaware Law. Article VII of the Certificate of Incorporation provides that directors shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director’s duty of loyalty to our company or our stockholders, (ii) acts and omissions that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Delaware Corporation Law and our Certificate of Incorporation, allow us to indemnify our officers and Directors from certain liabilities and our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former Director, advisory Director or officer of us and (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise. (each an “Indemnitee”).

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his/her conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DELAWARE CORPORATION LAW or (iv) for any transaction from which the director derived an improper personal benefit. If the DELAWARE CORPORATION LAW hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DELAWARE CORPORATION LAW. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officer or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On April 2, 2015, Thomas DeNunzio of 780 Reservoir Avenue, #123, Cranston, RI 02910, the sole shareholder of Go Public II, Inc. (the “Registrant” or “Company”), entered into a Share Cancellation Agreement (the “Agreement”) with Mr. Mu Chun Lin with an address at 81 Hao Lou, Zong Bu Qi Ye Ji Di, Gao Xin Qu, Ying Chun Ji. Zheng Zhou City, Henan Province PRC, China. Pursuant to the Agreement, on May 26, 2015 Mr. DeNunzio cancelled 20,000,000 shares of our common stock which represented all of our issued and outstanding shares in consideration of $34,900. The cancelled shares were returned to treasury resulting in Mr. DeNunzio owning after the share cancellation no shares of common stock or any other securities of the Company. Concurrently, after the cancellation of Mr. DeNunzio’s shares, the Company issued Mr. Mu Chun Lin 20,000,000 shares of our common stock to carry out our business plan.

On June 12, 2015, we entered into subscription agreements with 40 Chinese shareholders. Pursuant to those agreements, we sold 55,000,000 shares of common stock of the Company to these individuals at a par value of $.0001. Each selling stockholder listed in the caption “Selling Shareholders”, excluding Mu Chun Lin, our sole director paid $.0001 per share of common stock in cash on June 12, 2015 pursuant to a Regulation S offering.

The shares of common stock owned prior to this offering by each shareholder listed in the caption “Selling Shareholders”, excluding Mu Chun Lin represents the same number of shares purchased and subscribed for pursuant to the Regulation S offering.

We claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above sales of the stock since the sales of the stock were made to all non-U.S. persons (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to offshore transactions, and no directed selling efforts were made in the United States by the issuer, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing.

ITEM 16. EXHIBITS TO REGISTRATION STATEMENT

Exhibit No.	Description

3.1	Certificate of Incorporation, (Filed as an Exhibit to the Registrant’s registration statement on Form 10-12G , filed with the SEC on August 22, 2013, and incorporated herein by reference.)
3.2	By-laws, (Filed as an Exhibit to the Registrant’s registration statement on Form 10-12G , filed with the SEC on August 22, 2013, and incorporated herein by reference.
5.1	Legal Opinion Letter (1)
10.1	Software License and Royalty Agreement , (Filed as an Exhibit to the Registrant’s 8K on August 31, 2015, and incorporated herein by reference.
10.2	Bill of Sale, (Filed as an Exhibit to the Registrant’s 8K on August 31, 2015, and incorporated herein by reference.
23.1	Consent of Independent Accounting Firm RLB Certified Public Accountant (1)
23.2	Consent of Independent Accounting Firm Malone-Bailey, LLP (1)

____________________

(1)	Filed herewith.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 383(b) (§230.383(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 383(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 383;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on November 30, 2015.

China Soar Information Technology, Inc.

By: /s/ Mu Chun LIn
Name: Mu Chun Lin
Title: President, Chief Executive Officer, Director Date:November 30, 2015

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name: Mu Chun Lin  Signature: /s/ Mu Chun Lin Title: President, Chief Executive Officer and Director (Principal Executive Officer) Date: November 30, 2015

Name: Mu Chun Lin Signature: /s/ Mu Chun Lin Title: Chief Financial Officer (Principal Financial Officer)  Date: November 30, 2015

Name: Mu Chun Lin  Signature: /s/ Mu Chun Lin  Title: Chief Accounting Officer (Principal Accounting Officer)  Date: November 30, 2015